EXHIBIT 10.13


                         MODIFICATION AGREEMENT
                 (FIRST AMENDMENT TO PURCHASE AGREEMENT
                 AND SECOND AMENDMENT TO LEASE AGREEMENT)

     This MODIFICATION AGREEMENT (FIRST AMENDMENT TO PURCHASE AGREEMENT AND SECOND AMENDMENT TO LEASE AGREEMENT) (this "Agreement") is dated effective the 1st day of May, 1997, by and between BNP LEASING
CORPORATION, a Delaware corporation ("BNPLC") and  SOLECTRON
CORPORATION, a California corporation ("Solectron").

                            R E C I T A L S

     A. BNPLC and Solectron executed a Lease Agreement dated effective as of September 6, 1994, evidenced by a Short Form of Lease dated as of September 6, 1994, recorded on September 6, 1994, as Series No. 12640158 of the Official Records of Santa Clara County, California. Such Lease Agreement, as previously amended by a letter agreement dated October 20, 1994, is hereinafter called the "Lease." Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Lease.

     B. BNPLC and Solectron also executed a Purchase Agreement dated September 6, 1994 (the "Purchase Agreement"), pursuant to which
Solectron has agreed to purchase or arrange for the purchase of the Leased Property as more particularly provided therein.

     C. BNPLC and Solectron now desire to modify and amend the Purchase Agreement and the Lease, as more particularly set forth below.

     D. In connection with the Lease and Purchase Agreement, BNPLC executed Participation Agreements (herein so called), dated as of September 6, 1994, with Banque Nationale de Paris, ABN Amro Bank, N.V., The Fuji Bank Limited, San Francisco Agency, Bank of America National Trust and Savings Association, and The Industrial Bank of Japan, Limited (collectively, "Participants"). Section 6.1.1 of the Participation Agreements requires the Participants' consent to this Agreement.

     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BNPLC and Solectron agree as follows:

1. AMENDMENT TO PURCHASE AGREEMENT. The term "Closing Deadline" and its definition set forth in numbered paragraph 1(b) of the Purchase Agreement are deleted and replaced with the following:

	"Closing Deadline" means May 1, 2002, or if May 1, 2002 is not a Business Day, then the next following Business Day.

2.  AMENDMENTS TO LEASE.

    a.  PRIOR REDUCTION OF STIPULATED LOSS VALUE.  By reason of a
Qualified Payment heretofore received by Landlord, the Stipulated Loss Value under the Lease is:

        $51,860,000.

        Future adjustments to Stipulated Loss Value may be made in accordance with the express terms of the Lease.

    b. NEW DEFINITIONS. The following new definitions are added to and made a part of Section 1 of the Lease:

        APPROVED CREDIT AGREEMENT SUPPLEMENTS.  "Approved Credit
Agreement Supplements" means such amendments to the Existing Credit Agreement as Landlord (and, to the extent required under the Participation Agreements, the Participants) may approve in writing from time to time.

        CREDIT AGREEMENT COVENANTS. "Credit Agreement Covenants" means the requirements set forth in Article VI of the Existing Credit
Agreement or any similar types of requirements (including those that may be added to other Articles of the Existing Credit Agreement) imposed by future Approved Credit Agreement Supplements.

        EXISTING CREDIT AGREEMENT. "Existing Credit Agreement" means the Credit Agreement dated as of [April 29,] 1997, among Tenant as Borrower, Bank of America National Trust and Savings Association, as Agent and Issuing Bank, and other financial institutions named therein, and as such agreement is modified from time to time by Approved Credit Agreement Supplements.

        UNSECURED MARGIN. The "Unsecured Margin" shall be determined on any date by reference to the stated (or published, implied) rating by Standard and Poor's Corporation ("S&P") or by Moody's Investor Service, Inc. ("Moody's") applicable to Tenant's senior, unsecured debt on that date (the "Index Debt"). The Unsecured Margin shall be set at the Level in the pricing grid below which corresponds to the rating of S&P and Moody's, respectively, applicable to the Index Debt; PROVIDED that (a) if either Moody's or S&P shall not have in effect a rating (stated or published, implied) for the Index Debt, then the Unsecured Margin shall be determined solely with reference to the available rating by the rating agency that still rates the Index Debt; (b) if the ratings established by Moody's and S&P for the Index Debt shall indicate two different but consecutive Levels, the Unsecured Margin shall be based on the more favorable to Solectron of the two Levels; (c) if the ratings established by Moody's and S&P for the Index Debt shall indicate two different but nonconsecutive Levels, the Unsecured Margin shall be the average of the Unsecured Margins corresponding to such Levels; (d) if the rating established by Moody's or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective on the date on which it is first announced by the applicable rating agency; (e) notwithstanding anything to the contrary in (a) through (d) above, and subject to (f) below, if either the rating established by Moody's for the Index Debt is below Ba2 or the rating established by S&P for the Index Debt is below BB, the Unsecured Margin shall be 80.0 basis points; and (f) notwithstanding the foregoing, on any date where an Event of Default has occurred and is continuing, the Unsecured Margin shall equal the Default Rate less the Effective Rate.

 Levels       S & P Rating       Moody's Rating           Margin
---------   ----------------    ----------------    ------------------
Level I     BBB+ (or better)    Baa1 (or better)    32.5 basis points
Level II    BBB                 Baa2                40.0 basis points
Level III   BBB-                Baa3                48.75 basis points
Level IV    BB+                 Ba1	                67.5 basis points
Level V     BB                  Ba2                 80.0 basis points

     All determinations of the Unsecured Margin by Landlord shall, in the absence of clear and demonstrable error, be binding and conclusive for purposes of this Lease. Further Landlord may, but shall not be required, to rely on the determination of the Unsecured Margin set forth in any certificate delivered by Tenant pursuant to subparagraph 8(w)(iii) below, and no reduction in the Spread will be effective because of an improvement in the S&P Rating or the Moody's
Rating before the date that Tenant has notified Landlord thereof by delivery of such a certificate.

    c. EFFECTIVE RATE. The definition of the term "Effective Rate" set forth in Section 1(u) of the Lease is deleted in its entirety and replaced with the following:

        EFFECTIVE RATE.  "Effective Rate" means, for each Base Rental
Period, the per annum rate determined by dividing (A) LIBOR for such Base Rental Period by (B) 100% minus the Eurodollar Rate Reserve
Percentage for such Base Rental Period.  When "LIBOR" or the "Eurodollar
Rate Reserve Percentage" changes upon the commencement of a new Base
Rental Period in accordance with the definitions of those terms herein, then the Effective Rate shall be automatically increased or decreased, as the case may be, upon the commencement of such Base Rental Period.
If for any reason Landlord determines that it is impossible or impractical to determine the Effective Rate with respect to a given Base
Rental Period in accordance with the preceding sentences, then the "Effective Rate" for that Base Rental Period shall be equal to any published index or per annum interest rate determined in good faith by Landlord's Lender to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on Landlord's Parent's comparison of past Eurodollar market rates to past yields on such Treasury obligations. Any determination by Landlord's
Parent of the Effective Rate hereunder shall, in the absence of clear and demonstrable error, be conclusive and binding.

    d. EXCLUDED TAXES. The definition of the term "Excluded Taxes" set forth in Section 1(ag) of the Lease is amended to add after the phrase
"the Upfront Fee" in line 2 thereof, the phrase ", any Administrative
Fee".

    e.  SPREAD.  The first sentence of the definition of the term
"Spread" set forth in Section 1(bo) of the Lease is deleted in its entirety and replaced with the following:

        "Spread" means, for each period beginning on and including a Base Rental Date and ending on, but not including, the next Base Rental
Date, the sum of:

          (1)(a) the Average Daily Unsecured Margin for such period
(calculated in the manner described below), times (b) one minus the Collateral Percentage (as defined below) in effect for such period, plus

          (2)(a) twenty-five basis points (25/100 of 1%) times (b) such Collateral Percentage.

        The "Average Daily Unsecured Margin" shall be calculated for each period by adding together the Unsecured Margins determined daily for such period and dividing the sum by the number of days in such period. For example, assume that in a 60 day period, the Unsecured
Margin during the first 10 days is 32.5 basis points. Assume also that on the 11th day of the period, the rating of Index Debt changes, causing the Unsecured Margin to increase to 40 basis points, and it remains at 40 basis points throughout the remainder of the period. The Average
Daily Unsecured Margin for such period equals:

[(32.5 basis points x 10 days) + (40 basis points x 50 days)] /60 days =
 38.75 basis points.

    f.  STIPULATED LOSS VALUE.  The definition of the term "Stipulated
Loss Value" set forth in Section 1(bp) of the Lease is amended to add after the phrase "the Upfront Fee" in the penultimate line thereof, the phrase "or any Administrative Fee".

    g. TERM. The first sentence of Section 2 of the Lease is deleted in its entirety and replaced with the following:

        The term of this Lease (herein called the "Term") shall commence on and include the effective date hereof, and end at 8:00 A.M. on May 1, 2002 (or the next following Business Day if May 1, 2002 is not a Business Day), unless sooner terminated as herein provided.

    h. CALCULATION OF BASE RENT. Section 3(b) of the Lease is deleted in its entirety and replaced with the following:

        (b) CALCULATION OF BASE RENT. Payments of Base Rent shall be calculated and become due as follows:

             (i)  for all Base Rental Periods subject to a LIBOR Period
Election of 30 days, 60 days, or 90 days, all Base Rent shall be due on the Base Rental Date upon which the Base Rental Period ends. The Base
Rent for each such Base Rental Period shall equal (A) Stipulated Loss
Value on the first day of such Base Rental Period, times (B) the sum of
(1) the Effective Rate with respect to such Base Rental Period plus (2) the Spread in effect during such Base Rental Period, times (C) the number of days in such Base Rental Period, divided by (D) three hundred sixty (360).

            (ii)  For Base Rental Periods subject to a LIBOR Period
Election of greater than 90 days, Base Rent shall be payable in two or more installments, with an installment becoming due on (1) each Base
Rental Date that occurs during the Base Rental Period (other than the Base Rental Date upon which the Base Rental Period begins) and (2) the
Base Rental Date upon which the Base Rental Period ends. The amount of each such installment shall be equal to (A) Stipulated Loss Value on the first day of such Base Rental Period, times (B) the sum of (1) the Effective Rate with respect to such Base Rental Period plus (2) the Spread in effect during the period from and including the preceding Base
Rental Date to but not including the Base Rental Date upon which the installment is due, times (C) the number of days in the period from and including the preceding Base Rental Date to but not including the Base
Rental Date upon which the installment is due, divided by (D) three hundred sixty (360).

                  Assume, only for the purpose of illustration: that a hypothetical Base Rental Period contains exactly sixty days; that on the first day of such Base Rental Period, after deducting a total of $12,000,000 of Qualified Payments received by Landlord, the resulting
Stipulated Loss Value is $40,000,000; that the Effective Rate computed with respect to the applicable Base Rental Period is 5.5%; and that the Spread computed with respect to the applicable Base Rental Period is 0.5%. Under such assumptions, the Base Rent for the hypothetical Base
Rental Period will equal:

             $40,000,000 x (5.5% + 0.5%) x 60/360, or $400,000.

    i.  REQUIREMENTS OF EXISTING CREDIT AGREEMENT.  Section 8(ae) of the
Lease is deleted in its entirety and replaced with the following:

        REQUIREMENTS OF THE EXISTING CREDIT AGREEMENT.  So long as
Tenant shall continue to have any obligations under this Lease or the Purchase Documents, Tenant shall comply with each and every requirement set forth in the Credit Agreement Covenants; provided, however, to the extent that any of the requirements set forth in other provisions of this Lease or in the Purchase Documents are more stringent, in Landlord's opinion, than the requirements set forth in Credit Agreement
Covenants, the more stringent requirements set forth herein or in the Purchase Documents shall control; and provided, further, for purposes of determining Tenant's compliance with requirements established in this Lease by reference to the Credit Agreement Covenants, the Existing
Credit Agreement shall be construed as if (1) the Existing Credit
Agreement had been amended from time to time by, and only by, Approved
Credit Agreement Supplements, (2) the Existing Credit Agreement was continuing after any expiration or termination thereof, and (3) no consents or approvals had been given for anything requiring a consent or approval by the terms of the Existing Credit Agreement, other than consents or approvals incorporated into Approved Credit Agreement
Supplements. Further, though one or more Affiliates of Landlord may grant or be bound by modifications, waivers, approvals or consents as a Bank under the Existing Credit Agreement or for other purposes, Landlord will not itself be so bound as the landlord hereunder or as the seller or secured party under the Purchase Documents unless the applicable modification, waiver, approval or consent constitutes an Approved Credit
Agreement Supplement.

    j. ADMINISTRATIVE FEE. The following new subsection is added to and made a part of Section 8 of the Lease:

        (af) ADMINISTRATIVE FEE. Tenant shall pay to Landlord an annual administrative fee (each an "Administrative Fee") in the amount set forth in the letter dated February 28, 1997, from Landlord to Tenant on May 1, 1997, and on or before May 1 of each subsequent year during the term of this Lease; provided that if any of such dates does not fall on a Business Day, the payment of the Administrative Fee otherwise then due shall become due on the next following Business Day; and provided, further, if any Administrative Fees shall have accrued and remain unpaid on the Designated Payment Date, such accrued unpaid Administrative Fees shall be due on the Designated Payment Date.

    k. EVENTS OF DEFAULT. The following subsections are added to and made a part of Section 14(a) of the Lease:

        (xii)  There is no S&P rating for the Index Debt of Tenant
(express or published, implied) and there is no Moody's rating for the Index Debt of Tenant (express or published, implied).

       (xiii) S&P's rating for the Index Debt of Tenant (express or published, implied) is below BB and Moody's rating for the Index Debt of Tenant (express or published, implied) is below Ba2.

3.  RATIFICATION; PRIOR CALCULATIONS.   The Lease and Purchase
Agreement, as amended by this Agreement, are hereby ratified and confirmed in all respects.  To the extent that Base Rent or other amounts have accrued (or will accrue) under the Lease on or prior to May
1, 1997, the calculation of such amounts shall not be affected by anything in Section 2 above.

4.  ENTIRE AGREEMENT.   The Lease, as previously modified and as
modified by this Agreement, and the documents and agreements referred to in the Lease set forth the entire agreement between the parties concerning the subject matter of the Lease.  The Purchase Agreement, as modified by this Agreement, and the documents and agreements referred to in the Purchase Agreement set forth the entire agreement between the parties concerning the subject matter of the Purchase Agreement.  No further amendment or modification of the Lease, the Purchase Agreement or this Agreement shall be binding or valid unless expressed in a writing executed by BNPLC and Solectron.

5.  SUCCESSORS AND ASSIGNS.   All of the covenants, agreements, terms
and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted under the Lease, their respective assigns.

6.  REFERENCES TO THE LEASE AND PURCHASE AGREEMENT.   From and after the
date of this Agreement, all references to the "Lease" or the "Purchase
Agreement" in other documents related to the transactions contemplated therein are intended to mean the Lease or Purchase Agreement, as modified by this Agreement, unless the context shall otherwise require.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       BNP LEASING CORPORATION, a
                                       Delaware corporation



                                        By: /s/ Lloyd G. Cox
                                        Lloyd G. Cox, Vice President


	[signatures continued on following pages]

[Continuation of signature pages to Modification Agreement (First
Amendment to Purchase Agreement and Second Amendment to Lease Agreement) dated effective May 1, 1997]

                              SOLECTRON CORPORATION, a California
                              corporation



                              By:  /s/ Richard D. Gilpin
                              Name:    Richard D. Gilpin
                              Title:   V.P. Finance

                        CONSENT OF PARTICIPANTS

     Each of the undersigned, as a party to a Participation Agreement between it and BNPLC dated as of September 6, 1994, evidencing its agreement to participate with BNPLC in certain of the risks and rewards to BNPLC of the Lease and Purchase Agreement, is entitled to require its prior written consent to this Agreement. Accordingly, each of the undersigned hereby grants its consent to this Agreement.


                              BANQUE NATIONALE DE PARIS


                              By:  /s/ Raphael C. Lumanlan
                              Name:    Raphael C. Lumanlan
                              Title:   Vice President


                              By:  /s/ Charles H. Day
                              Name:    Charles H. Day
                              Title:   Assistant Vice President

[Continuation of signature pages to Consent of Participants attached to Modification Agreement (First Amendment to Purchase Agreement and Second Amendment to Lease Agreement) dated effective May 1, 1997]

                              ABN AMRO BANK N.V., acting through its
                              San Francisco International Branch

                              By:  ABN AMRO NORTH AMERICA, INC.,
                                   as its Agent



                              By:  /s/ Thomas R. Wagner
                              Name:    Thomas R. Wagner
                              Title:   Group Vice President


                              By:  /s/ Robin S. Yim
                              Name:    Robin S. Yim
                              Title:   Group Vice President

[Continuation of signature pages to Consent of Participants attached to Modification Agreement (First Amendment to Purchase Agreement and Second Amendment to Lease Agreement) dated effective May 1, 1997]


                              THE FUJI BANK LIMITED,
                              SAN FRANCISCO AGENCY



                              By:  /s/ Keiichi Ozawa
                              Name:    Keiichi Ozawa
                              Title:   Joint General Manager

[Continuation of signature pages to Consent of Participants attached to Modification Agreement (First Amendment to Purchase Agreement and Second Amendment to Lease Agreement) dated effective May 1, 1997]

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION


                              By:  /s/ Roger J. Fleishmann
                              Name:    Roger J. Fleishmann, Sr.
                              Title:   Vice President

[Continuation of signature pages to Consent of Participants attached to Modification Agreement (First Amendment to Purchase Agreement and Second Amendment to Lease Agreement) dated effective May 1, 1997]


                              THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                              SAN FRANCISCO AGENCY



                              By:  /s/ Haruhiko Masuda
                              Name:    Haruhiko Masuda
                              Title:   Deputy General Manager















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